Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

   September 13, 2024

Torrid Holdings Inc. 18501 East San Jose Avenue City of Industry, California 91748

Re: Torrid Holdings Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (Registration No. 333-277148) (as amended or supplemented, the “Registration Statement”) filed by Torrid Holdings Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 16, 2024, under the Securities Act of 1933, as amended (the “Act”).

Pursuant to the Registration Statement, the Selling Stockholders have proposed to sell 8,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and up to an additional 1,200,000 shares of Common Stock to cover the exercise of the underwriters’ option to purchase additional shares of Common Stock (the “Shares”), all of which are proposed to be sold to the Underwriters (as defined below) pursuant to that certain Underwriting Agreement, dated as of September 11, 2024 (the “Underwriting Agreement”), among the Company, the persons named in Schedule B thereto (collectively, the “Selling Stockholders”) and BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC and William Blair & Company, L.L.C. (collectively, the “Underwriters”).

For the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Shares and the sale of the Shares, (iii) the Registration Statement and the exhibits thereto, (iv) the base prospectus, dated March 1, 2024, (v) the preliminary prospectus supplement, dated September 11, 2024, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Preliminary Prospectus Supplement”), (vi) the final prospectus supplement, dated September 11, 2024, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) and (vii) the Underwriting Agreement.

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Torrid Holdings Inc.

September 13, 2024

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

Based upon and subject to the qualifications, assumptions and limitations and the further limitations set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

Our opinion expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the General Corporation Law of the State of Delaware. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so-called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Torrid Holdings Inc.

September 13, 2024

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP